UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 25, 2019

Commission File No. 333-174894

CYBERFORT SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

Nevada	38-3832726
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

388 Market Street, Suite 1300

San Francisco, CA 94111

(Address of principal executive offices)

(415) 295 4507

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

USE OF DEFINED TERMS

Except as otherwise indicated by the context, references in this Report to:

●	The “Company,” “we,” “us,” or “our,” are references to the combined business of the Company and, Cyberfort Software, Inc.

●	“U.S. dollar,” “$” and “US$” refer to the legal currency of the United States;

●	“Securities Act” refers to the Securities Act of 1933, as amended; and

●	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Purchase Agreement

On February 25, 2019, we entered into a Purchase Agreement (the “Agreement”), with Krishna Kumar (the “Seller”) to acquire the title, rights, and 100% interest to a software application in exchange for various consideration. Under the Agreement, the Company will pay the Seller $3,000 within 7 business days the effective day and will issue 250,000 shares of the Company’s common stock after 12 months of the effective date.

Per the Purchase Agreement, the Company was required to invest up to $100,000 throughout the calendar year of 2019. Additionally, the Agreement obligates the Company to appoint Krishna Kumar as the “Chief Technology Officer”, determining a salary at a letter date.

The parties have made customary representations, warranties, covenants and agreements in the Purchase Agreement.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached as Exhibit 2.1 to this Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Purchase Agreement dated February 25, 2019, by and among the Company and Krishna Kumar for the purchase of Just Content.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYBERFORT SOFTWARE, INC.

Date: February 27, 2019	By:	/s/ Daniel Cattlin
Daniel Cattlin
Chief Executive Officer & President

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